UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2015

Tessera Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 10, 2015, Tessera Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K that included a press release (Exhibit 99.1) dated February 10, 2015, announcing the Company’s financial results for the fourth quarter of 2014. This Form 8-K/A is being filed to revise a typographical error in the final table appended to the press release which reconciled guidance on GAAP earnings per share to non-GAAP earnings per share for first quarter 2015 guidance.

The corrected earnings per share reconciliation for first quarter 2015 guidance is as follows:

TESSERA TECHNOLOGIES, INC.

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP EARNINGS PER SHARE

	Low	High
Diluted earnings per share - GAAP	$0.58	$0.62
Amortization of intangible assets	0.09	0.09
Stock based compensation	0.06	0.06

Subtotal GAAP adjustments	0.15	0.15
Income tax effect	(0.05)	(0.05)

Effect on net income	0.10	0.10

Diluted earnings per share - non-GAAP	$0.68	$0.72

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2015

TESSERA TECHNOLOGIES, INC.

By:	/S/ Robert Andersen
Name:	Robert Andersen
Title:	Executive Vice President and Chief Financial Officer